As filed with the Securities and Exchange Commission on April 1, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

A123 SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3583876
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 West Street Waltham, Massachusetts 02451	02472
(Address of Principal Executive Offices)	(Zip Code)

2009 Stock Incentive Plan

(Full Title of the Plan)

David P. Vieau

Chief Executive Officer

A123 Systems, Inc.

200 West Street

Waltham, Massachusetts  02451

(Name and Address of Agent For Service)

(617) 778-5700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	3,000,000 shares	$6.63	(2)	$19,890,000	$2,309.00

(1)                                  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                  Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and calculated on the basis of $6.63, the average of the high and low sale prices of the registrant’s Common Stock on The NASDAQ Global Select Market on March 31, 2011.

STATEMENT OF INCORPORATION BY REFERENCE.

This registration statement on Form S-8 is filed to register the offer and sale of an additional 3,000,000 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2009 Stock Incentive Plan.  This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-165489 (filed with the Securities and Exchange Commission on March 15, 2010).

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 1st day of April, 2011.

A123 SYSTEMS, INC.

By:	/s/ David P. Vieau
David P. Vieau
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of A123 Systems, Inc., hereby severally constitute and appoint David P. Vieau, John Granara and Eric J. Pyenson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable A123 Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Vieau	Chief Executive Officer and
David P. Vieau	Director (principal executive	April 1, 2011
officer)

/s/ John Granara	Interim Chief Financial
John Granara	Officer and Vice President of	April 1, 2011
Finance (principal financial
and accounting officer)

/s/ Gururaj Deshpande	Director	April 1, 2011
Gururaj Deshpande

/s/ Arthur L. Goldstein	Director	April 1, 2011
Arthur L. Goldstein

/s/ Gary E. Haroian	Director	April 1, 2011
Gary E. Haroian

/s/ Paul E. Jacobs	Director	April 1, 2011
Paul E. Jacobs

/s/ Mark M. Little	Director	April 1, 2011
Mark M. Little

/s/ Jeffrey P. McCarthy	Director	April 1, 2011
Jeffrey P. McCarthy

/s/ Gilbert Neal Riley, Jr.	Director	April 1, 2011
Gilbert Neal Riley, Jr.

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Second Amended and Restated By-Laws of the Registrant

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(2)	2009 Stock Incentive Plan

(1)                                  Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form

                                                10-K for the fiscal year ended December 31, 2010 (File No. 001-34463) and incorporated herein by reference.

(2)                                  Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-152871) and incorporated herein by reference.